Exhibit 99.1

BLOCKBUSTER INC. REITERATES POSITIVE OUTLOOK FOR FULL-YEAR 2008; SETS DATE TO ANNOUNCE THIRD QUARTER RESULTS

DALLAS, October 22, 2008 – Blockbuster Inc. (NYSE: BBI, BBI.B) today announced that the Company will release its third quarter 2008 financial results on Thursday, November 6, 2008, after the close of the U.S. financial markets. The Company will also host a conference call at 4:30 p.m. Eastern Standard Time to review its third quarter results.

In addition to reiterating its full-year 2008 adjusted EBITDA guidance, the Company also expressed comfort with third quarter 2008 analyst estimates. Contributing to the third quarter results, domestic same-store revenues increased 5.1% with domestic same-store rental revenues up 0.8%.

“As a result of the initiatives we have put in place, the Company delivered its third sequential quarter of positive domestic same-store sales, an especially significant achievement in today’s retail environment. We are also reiterating our previously announced full-year 2008 adjusted EBITDA guidance,” said Jim Keyes, Blockbuster Chairman and CEO. “Blockbuster’s core rental offering provides customers with an excellent value, which is especially important in these challenging times. We believe this consumer value, along with the steps we are taking to control costs and transform Blockbuster into a multi-channel provider of entertainment, positions us well for both the near- and long-term.”

The call may be accessed by dialing 1-800-374-0113 or 706-758-9607. The live webcast may be accessed on the Investor Relations section of Blockbuster’s website at http://investor.blockbuster.com, and will be archived on the Investor Relations section of the website for 12 months.

A telephonic replay of the call may also be accessed by dialing 1-800-642-1687, pin number 67512344, beginning at approximately 9 p.m. Eastern Standard Time on Thursday, November 6, and continuing through Thursday, November 12.

About Blockbuster

Blockbuster Inc. is a leading global provider of in-home movies and game entertainment with more than 7,600 stores throughout the Americas, Europe, Asia and Australia. The company may be accessed worldwide at http://www.blockbuster.com

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements . These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that may cause actual results to vary materially include, among others: (1) consumer appeal of our existing and planned product and service offerings, and the related impact of competitor pricing and product and service offerings; (2) overall industry performance, current and anticipated economic conditions, and the accuracy of our estimates and judgments regarding trends impacting the home video industry; (3) our ability to obtain favorable terms from suppliers, including on such matters as copy depth and uses of product; (4) the studios’ dependence on revenues generated from retail home video and their related determinations with respect to pricing and the timing of distribution of their product; (5) the variability in consumer appeal of the movie titles and games software released for rental and sale; (6) our ability to comply with operating and financial restrictions and covenants in our debt agreements; (7) our ability to respond to changing consumer preferences, including with respect to new technologies and alternative methods of content delivery, and to effectively adjust our offerings if and as necessary; (8) the extent and timing of our continued investment of incremental operating expenses and capital expenditures to continue to develop and implement our initiatives and our corresponding ability to effectively control overall operating expenses and capital expenditures; (9) our ability to effectively and timely prioritize and implement our initiatives and to timely implement and maintain the necessary information technology systems and infrastructure to support our initiatives; (10) our ability to selectively develop and maintain strategic alliances for products and services that meet and anticipate advances in technology, market trends and consumer preferences; (11) with respect to our online subscription service, our ability to attract and retain subscribers as well as our ability to manage subscriber acquisition and service costs; (12) the application and impact of future accounting policies or interpretations of existing accounting policies; and (13) other factors, as described in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended January 6, 2008 and under the heading “Disclosure Regarding Forward-Looking Information” in our quarterly report on Form 10-Q for the quarter ended April 6, 2008. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

In addition, the results reported herein should be considered preliminary, and are subject to change to reflect any necessary corrections or adjustments that are identified prior to the time the Company announces earnings on November 6, 2008 and files its quarterly report on Form 10-Q for the quarter ended October 5, 2008.

Press Contacts:	Investor Relations Contact:
Karen Raskopf	Angelika Torres
Senior Vice President, Corporate Communications	Director, Investor Relations
(214) 854-3190	(214) 854-4279
OR	OR
Randy Hargrove	John Rouleau
Senior Director, Corporate Communications	Integrated Corporate Relations
(214) 854-3190	(203) 682-8200